                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-130545

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-FM1

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[219,990,000] (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-FM1

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                            FREMONT INVESTMENT & LOAN
                                   ORIGINATOR

                           WILSHIRE CREDIT CORPORATION
                                    SERVICER

                               LASALLE BANK, N.A.
                                     TRUSTEE

                                 JUNE [20], 2006

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-FM1

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

*** PLEASE FILL IN THE WAL'S & WINDOWS FOR THE BOTTOM 3 SCENARIOS (ONLY) ***

TRANCHE, RATING
NO PREPAY STRESS

                                                                             M-2             [AA]/AA2

                                           FWD LIBOR/SWAP SHIFT         FORWARD LIBOR        +200BP
                                           PREPAY ASSUMPTIONS          1.00x Base Case   1.00x Base Case
                                     -------------------------------   ---------------   ---------------
LOSS SEVERITY: 40%
RECOVERY DELAY: 12 MONTHS
                                              % Cum Loss Yield Break        18.45             18.14
                                                   CDR - Yield Break        24.66             24.05
                                     % Cum Loss 1st $ Principal Loss        18.42             18.11
                                          CDR - 1st $ Principal Loss         24.6             23.99

LOSS SEVERITY: 60%
RECOVERY DELAY: 12 MONTHS
                                              % Cum Loss Yield Break        19.43             18.95
                                                   CDR - Yield Break        15.05             14.56
                                     % Cum Loss 1st $ Principal Loss        19.38              18.9
                                          CDR - 1st $ Principal Loss           15             14.51

LOSS SEVERITY: 40%
RECOVERY DELAY: 12 MONTHS. NO ADVANCE
                                              % Cum Loss Yield Break        15.86             15.38
                                                   CDR - Yield Break        19.81             18.97
                                     % Cum Loss 1st $ Principal Loss        15.83             15.36
                                          CDR - 1st $ Principal Loss        19.76             18.92

LOSS SEVERITY: 60%
RECOVERY DELAY: 12 MONTHS. NO ADVANCE
                                              % Cum Loss Yield Break        17.35             16.76
                                                   CDR - Yield Break           13             12.44
                                     % Cum Loss 1st $ Principal Loss        17.32             16.71
                                          CDR - 1st $ Principal Loss        12.97             12.39

                                           FWD LIBOR/SWAP SHIFT         FORWARD LIBOR         +200BP
                                            PREPAY ASSUMPTIONS         1.00x Base Case   0.50x Base Case
                                     -------------------------------   ---------------   ---------------
LOSS SEVERITY: 50%
RECOVERY DELAY: 12 MONTHS
                                              % Cum Loss Yield Break        19.02              23.8
                                                   CDR - Yield Break        18.69             14.24
                                     % Cum Loss 1st $ Principal Loss        18.99             23.73
                                          CDR - 1st $ Principal Loss        18.65             14.17

LOSS SEVERITY: 50%
RECOVERY DELAY: 12 MONTHS. NO ADVANCE
                                              % Cum Loss Yield Break        16.72              20.7
                                                   CDR - Yield Break         15.7             11.35
                                     % Cum Loss 1st $ Principal Loss        16.68             20.63
                                          CDR - 1st $ Principal Loss        15.65             11.29

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-FM1

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[219,990,000] (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-FM1

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                            FREMONT INVESTMENT & LOAN
                                   ORIGINATOR

                          WILSHIRE CREDIT CORPORATION
                                    SERVICER

                               LASALLE BANK, N.A.
                                     TRUSTEE

                                 JUNE [20], 2006

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-FM1

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                               SCENARIO                    1          2          3          4          5
                                  SPEED           ARM   40% CPR    55% CPR    30% CPR    55% CPR    55% CPR
                                                  FIX   23% HEP    35% HEP    15% HEP    15% HEP    35% HEP
                                                        Forward    Forward    Forward    Forward    Forward
                                                         +200       +200       +200       +300       -100
                                                         Fail       Fail       Fail       Fail       Fail
                                                          To         To         To         To         To
                                  RATES                Maturity   Maturity   Maturity   Maturity   Maturity
                               TRIGGERS                  100%       100%       100%       100%       100%
                           CLEANUP CALL                 Advance    Advance    Advance    Advance    Advance
                    DEFAULT P&I ADVANCE                   60%        60%        60%        60%        60%
                       DEFAULT SEVERITY        Months  12 months  12 months  12 months  12 months  12 months
                   DEFAULT RECOVERY LAG                 Current    Current    Current    Current    Current
                        DEFAULT BALANCE     Capped at   Balance    Balance    Balance    Balance    Balance
                        CPR = CDR + CRR        prepay
                              CPR = CRR  PSA standard  CPR = CRR  CPR = CRR  CPR = CRR  CPR = CRR  CPR = CRR
---------------------------------------  ------------  ---------  ---------  ---------  ---------  ---------
                    INITIAL
         RATINGS      BOND      SUB-
CLASS   MOODYS/SP     SIZE   ORDINATION
-----  -----------  -------  ----------
A        AAA/AAA     75.00      25.00    CDR
                                         CummLosses
M1      [AA+]/AA1     6.45      18.55    CDR
                                         CummLosses
M2       [AA]/AA2     4.30      14.25    CDR
                                         CummLosses
M3      [AA-]/AA3     1.90      12.35    CDR
                                         CummLosses
M4       [A+]/A1      1.70      10.65    CDR              13.53      17.79      11.39      16.26     16.69
                                         DM               47.00      48.00      47.00      40.00     46.00
                                         WAL               8.47       5.67      11.62       7.87      5.82
                                         Mod Duration     6.021      4.462      7.399      5.444     5.008
                                         CummLosses       14.29%     12.88%     16.27%     13.27%    12.19%
M5        [A]/A2      1.70       8.95    CDR
                                         CummLosses
M6       [A-]/A3      1.55       7.40    CDR
                                         CummLosses
B1     [BBB+]/BAA1    1.50       5.90    CDR
                                         CummLosses
B2      [BBB]/BAA2    1.35       4.55    CDR
                                         CummLosses
B3     [BBB-]/BAA3    1.20       3.35    CDR
                                         CummLosses
OC                    3.35       3.35

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-FM1

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[219,990,000] (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-FM1

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                            FREMONT INVESTMENT & LOAN
                                   ORIGINATOR

                           WILSHIRE CREDIT CORPORATION
                                    SERVICER

                               LASALLE BANK, N.A.
                                     TRUSTEE

                                 JUNE [20], 2006

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-FM1

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

FLOATING RATE SUBORDINATE CERTIFICATES

                         AVAILABLE
                         FUNDS CAP
PERIOD   PAYMENT DATE   (%) (1)(3)
------   ------------   ----------
   1      7/25/2006        9.586
   2      8/25/2006        9.501
   3      9/25/2006        9.502
   4     10/25/2006        9.503
   5     11/25/2006        9.503
   6     12/25/2006        9.505
   7      1/25/2007       21.466
   8      2/25/2007       21.249
   9      3/25/2007       21.287
  10      4/25/2007       20.710
  11      5/25/2007       20.491
  12      6/25/2007       20.025
  13      7/25/2007       19.756
  14      8/25/2007       19.256
  15      9/25/2007       18.881
  16     10/25/2007       18.647
  17     11/25/2007       18.187
  18     12/25/2007       18.008
  19      1/25/2008       17.579
  20      2/25/2008       17.295
  21      3/25/2008       17.297
  22      4/25/2008       18.253
  23      5/25/2008       18.353
  24      6/25/2008       17.706
  25      7/25/2008       17.303
  26      8/25/2008       16.560
  27      9/25/2008       16.110
  28     10/25/2008       17.498
  29     11/25/2008       17.523
  30     12/25/2008       17.727
  31      1/25/2009       17.264
  32      2/25/2009       17.072
  33      3/25/2009       17.767
  34      4/25/2009       17.879
  35      5/25/2009       18.037
  36      6/25/2009       17.564
  37      7/25/2009       17.723
  38      8/25/2009       17.255
  39      9/25/2009       17.119
  40     10/25/2009       18.095
  41     11/25/2009       17.628
  42     12/25/2009       17.861
  43      1/25/2010       17.405
  44      2/25/2010       17.301
  45      3/25/2010       18.331
  46      4/25/2010       17.129
  47      5/25/2010       17.388
  48      6/25/2010       16.946
  49      7/25/2010       17.213
  50      8/25/2010       16.780
  51      9/25/2010       16.700
  52     10/25/2010       12.678
  53     11/25/2010       12.260
  54     12/25/2010       12.660
  55      1/25/2011       12.243
  56      2/25/2011       12.235
  57      3/25/2011       13.540
  58      4/25/2011       12.225
  59      5/25/2011       12.625
  60      6/25/2011       12.210
  61      7/25/2011       12.609
  62      8/25/2011       12.195
  63      9/25/2011       12.189
  64     10/25/2011       12.589
  65     11/25/2011       12.175
  66     12/25/2011       12.572
  67      1/25/2012       12.159
  68      2/25/2012       12.151
  69      3/25/2012       12.982
  70      4/25/2012       12.138
  71      5/25/2012       12.534
  72      6/25/2012       12.121
  73      7/25/2012       12.517
  74      8/25/2012       12.105
  75      9/25/2012       12.097
  76     10/25/2012       12.493
  77     11/25/2012       12.081
  78     12/25/2012       12.475
  79      1/25/2013       12.064
  80      2/25/2013       12.055
  81      3/25/2013       13.337
  82      4/25/2013       12.038
  83      5/25/2013       12.430
  84      6/25/2013       12.020

         EXCESS SPREAD IN BPS
PERIOD      (FORWARD LIBOR)
------   --------------------
    1               *
    2              260
    3              260
    4              276
    5              254
    6              276
    7              248
    8              247
    9              251
   10              246
   11              247
   12              244
   13              246
   14              241
   15              240
   16              244
   17              238
   18              243
   19              237
   20              236
   21              250
   22              412
   23              423
   24              415
   25              425
   26              414
   27              415
   28              561
   29              554
   30              568
   31              558
   32              560
   33              600
   34              597
   35              613
   36              603
   37              620
   38              610
   39              614
   40              638
   41              629
   42              648
   43              639
   44              645
   45              695
   46              660
   47              681
   48              673
   49              696
   50              688
   51              695
   52              692
   53              677
   54              709
   55              694
   56              702
   57              784
   58              729
   59              763
   60              749
   61              784
   62              771
   63              784
   64              828
   65              818
   66              858
   67              850
   68              867
   69              936
   70              853
   71              900
   72              894
   73              944
   74              941
   75              966
   76            1,020
   77            1,021
   78            1,080
   79            1,084
   80            1,119
   81            1,244
   82            1,206
   83            1,282
   84            1,305
   85            1,390
   86            1,422
   87            1,489
   88            1,595
   89            1,646
   90            1,766
   91            1,837
   92            1,949
   93            2,166
   94            2,218
   95            2,410
   96            2,564
   97            2,809
   98            3,027
   99            3,330
  100            3,739
  101            4,165
  102            4,771
  103            5,479
  104            6,469
  105            7,959
  106            9,983
  107           13,550
  108           20,690
  109           43,088